Exhibit 10.12

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

DOMINION MINERALS CORP.

(a Delaware Corporation)

CONVERTIBLE NOTE

Maturity Date: November __, 2010

Date: November __, 2009

FOR VALUE RECEIVED, Dominion Minerals Corp., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to St. Peter Port Capital Limited, a company incorporated in Guernsey (together with its registered assigns, the “Holder”) on the Maturity Date, as defined below, the principal sum of TWO MILLION DOLLARS (U.S. $2,000,000), and to pay to the Holder interest on the unpaid principal amount of this Note as provided in Article I hereof. This Note is issued pursuant to that certain Note Purchase Agreement by and between the Company and the Holder dated as of the date hereof (the “Note Purchase Agreement”). The Note is secured by a first ranking pledge of all of the shares of Cuprum Resources Corp., a Panamanian Corporation, the holder of the Cerro Chorcha Concession and a wholly-owned subsidiary of the Company.

ARTICLE I

PRINCIPAL AND INTEREST

Section 1.1           Principal. The entire unpaid principal amount of this Note (together with accrued and unpaid interest) shall be paid on the Maturity Date. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

Section 1.2           Interest. Interest shall accrue on the daily unpaid principal amount of this Note, for each day during the period from and including the date hereof to but excluding the date such Note shall be paid in full, at a rate of 3-Month LIBOR (as defined herein) plus Two Percent (2%) per annum (the “Interest Rate”) and shall be payable on the Maturity Date.

ARTICLE II

PAYMENTS

Section 2.1           Payments Generally. All payments of principal and interest to be made by the Company in respect of this Note shall be made in Dollars by delivery to the Holder, at the address the Holder provides to the Company, not later than 12:00 noon New York time on the date on which such payment shall be due. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended for the period of such extension. All payments by the Company under this Note will be made without setoff or counterclaim and free and clear of, and without deductions for, any taxes, fees or other expenses or claims of any kind.

Section 2.2           Prepayments. At any time, and from time to time, the Company may, at its option, prepay this Note by paying the unpaid principal amount hereof together with all accrued and unpaid interest hereon through the Maturity Date; provided, however, that the Company shall provide the Holder with a Notice of Prepayment at least three (3) Business Days prior to the date of prepayment.

ARTICLE III

CONVERSION

Section 3.1           Optional Conversion. (i) At any time prior to the Maturity Date the Holder may, at its option, convert all or any portion of the outstanding principal balance of, and all accrued interest on, the Note, into the such number of Shares as shall be determined by dividing (x) the principal amount of the Note and all accrued interest on the Note though the Conversion Date (as defined below) by (y) the Conversion Price. “Conversion Price” means $.10 per Share (as adjusted for stock splits and the like). “Conversion Date” shall mean the date of election by the Holder to convert the Note as set forth in the Election to Convert.

(ii) Notwithstanding anything to the contrary contained in paragraph (i) above the Note shall be convertible only for a period of one calendar month following receipt by the Holder of notice from the Company of the consummation of a Financing (the “Conversion Period”). The Company shall provide written notice of the consummation of a Financing as soon as practicable following the closing thereof. “Financing” means an equity investment in the Company in the minimum aggregate amount of $8,000,000 at a valuation of at least twenty cents ($.20) per Share (as adjusted for stock splits and the like).

Section 3.2           Conversion Procedure. To convert this Note pursuant to this Article III, the Holder must during the Conversion Period (i) complete and sign the “Form of Election to Convert” (ii) complete and sign subscription documents reasonably requested by the Company and (iii) if the conversion is of the entire unpaid principal of, and interest on, this Note, then surrender this Note to the Company. As promptly as practicable after delivery of the Election to Convert in accordance with this Section 3.2, the Company shall issue and deliver to Holder, a certificate or certificates for the full number of whole Shares issuable upon the conversion of this Note in accordance with the provisions of this Article III.

Section 3.3.          Certain Adjustments. If the Company, at any time subsequent after the date of issuance of the Note (including any recapitalization contemplated by Offer of Proposed Financing): (i) shall pay a stock dividend or otherwise make a distribution or distributions on it Shares or any other equity or equity equivalent securities payable in Shares, (ii) subdivide its outstanding Shares into a larger number of Shares, (iii) combine (including by way of reverse stock split) outstanding Shares into a smaller number of Shares, or (iv) issue by reclassification of Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Shares outstanding after such event. Any such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Whenever the Conversion Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 3.4           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Shares solely for the purpose of issuance upon conversion of the Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of Shares as shall upon the conversion of all of the Note. The Company covenants that all Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

Section 3.5           Fractional Shares; Transfer Taxes. Upon a conversion of the Note, the Company shall not be required to issue stock certificates representing fractional Shares. The issuance of certificates for Shares on conversion of the Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of the Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

ARTICLE IV

EVENTS OF DEFAULT

Section 4.1            Event of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        default in the payment of any interest in respect of this Note within ten (10) Business Days after it becomes due and payable; or

(b)        default in the payment of the outstanding principal amount of this Note at its Maturity Date; or

(c)        a default by the Company of any of its obligations (other than (a) and (b) above) under this Note, under the Note Purchase Agreement or the Warrant Agreement which shall not have been cured within five (5) Business Days after notice from the holder of such default.

(c)        the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(d)        the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 4.2            Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note (including accrued interest as provided in Article I hereof) to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and interest shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (d) or paragraph (e) of Section 4.1 occurs, the outstanding principal amount of this Note (including accrued interest as provided in Article I hereof) shall automatically become due and payable immediately without any declaration or other action on the part of the Holder. At any time after the outstanding principal amount of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

Section 4.3            Recoupment. The Company shall repay in full to the Investor any and all costs incurred (including all reasonable legal fees) by the Investor in the enforcement of its rights and remedies hereunder.

ARTICLE V

DEFINITIONS

Section 5.1            Definitions. The following terms shall have the respective meanings set forth below:

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York City are authorized or obligated to close.

“Dollars” and “$” means lawful money of the United States of America

“Financing” shall have the meaning set forth in Section 3.1.

“LIBOR” means the three-month London Inter-Bank Offer Rate.

“Maturity Date” shall mean November __, 2010.

“Maximum Rate” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

“Note” means this Secured Convertible Promissory Note of the Company issued to the Holder, as modified and supplemented and in effect from time to time.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Shares” means the Company’s shares of Common Stock, par value $.0001 per share.

ARTICLE VI

Section 6.1       Usury Laws. Regardless of any provision contained in this Note, Holder shall never be deemed to have contracted for, or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, the Company and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then payee or any holder hereof shall refund to the Company the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Holder or any holder hereof under this Note at the time in question.

ARTICLE VI I

MISCELLANEOUS

Section 7.1       Governing Law; Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of the Holder to serve process in any other manner permitted by law.

Section 7.2       Successors. All agreements of the Company in this Note shall bind its successors and permitted assigns. The Company covenants and agrees to cause any successor entity to assume this Note. This Note shall inure to the benefit of the Holder and its permitted successors and assigns. The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

Section 7.3       Amendment, Modification or Waiver. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

Section 7.4        Legend. This Note, and any note issued in exchange or substitution for this Note, shall bear the legend appearing on the first page hereof.

Section 7.5       Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) at the following addresses:

If to the Company:

Dominion Minerals Corp.
410 Park Avenue, 15ht Floor
New York, NY 10022
Facsimile: 212-659-3244
Attention: Diego E. Roca

and to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Attention: Darren L. Ofsink, Esq.
Facsimile No: 212-688-7273

If to the Investor:

St Peter Port Capital Limited

PO Box 119

Martello Court

Admiral Park

St Peter Port

Guernsey GY1 3HB

Attention: Peter Griffin

Facsimile No: 01481 211001

with a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Adam Price, Esq.

Facsimile No: 212-715-8000

Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by, e-mail, telecopier or personally delivered or, in the case of a mailed notice, within three (3) Business Days of mailing, in each case given or addressed as aforesaid.

Section 7.6       Delay or Omission Not Waiver. No failure or delay on the part of the holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

DOMINION MINERALS CORP.

By:	/s/ Diego E. Roca
Name: Diego E. Roca Title: Chief Financial Officer & Executive Vice President

NOTICE OF ELECTION TO CONVERT

(To be executed by the Registered Holder in order to Convert the Note)

The undersigned holder hereby irrevocably elects to convert $____________ of the principal and interest of the Note into _______ shares of common stock of Dominion Minerals Corp. (the “Company”) pursuant to the Secured Convertible Promissory Note issued by the Company due November __, 2010 according to the conditions set forth in said note and as of the date set forth below.

Date of Conversion:

Signature:

[Name]

Address: